TELZUIT MEDICAL TECHNOLOGIES, INC. STRENGTHENS BOARD WITH THE ELECTION OF THREE EXTERNAL DIRECTORS
Friday August 26, 7:00 am ET

ORLANDO, Fla.--(BUSINESS WIRE)-August 26, 2005--Telzuit Medical Technologies, Inc. (OTCBB: TZMT - "Telzuit" or the "Company") announced today that it has strengthened its Board of Directors by the addition of three external directors:
Jon C. Stemples, Warren D. Stowell and Christopher Phillips. Mr. Stemples and Mr. Stowell are "independent directors," as that designation is commonly understood. Mr. Phillips is external to the Company and is the President and CEO of the Managing Member of Midtown Partners & Co., LLC, the NASD licensed broker-dealer that assisted Telzuit with its recent capital infusion.

Jon C. Stemples has 35 years of experience in the Semiconductor industry, having served at Agere Systems, Lucent, Ortel, and Level One Communications. He also worked extensively in Southeast Asia for National Semiconductor. His technical expertise ranges from communications chips to data acquisition to microprocessors. Mr. Stemples holds a B.S.E.E. from the University of Miami.

Warren D. Stowell has over 23 years of experience as CEO/COO in the Healthcare industry, working with both public and private companies. During his extensive tenure in those positions, he helped several companies to build revenues in the hundreds of millions of dollars. These companies included, among others, Ramsay HMO (acquired by United Healthcare), Care Florida, Inc. (acquired by Foundation Health), and Health America (acquired by Maxicare). In addition, Mr. Stowell has been involved in a successful health start-up company (Health Insurance Plan of Florida). His areas of expertise include the medical arena, especially as it relates to patients, practitioners and insurance providers. Mr. Stowell holds a M.Acc. from the University of Denver.

Christopher Phillips is currently the President and CEO of Apogee Financial Investments, Inc., which provides financial consulting and acts as a merchant bank. He is also the managing member of Total CFO, LLC that provides consulting and CFO services to a number of companies and high wealth individuals. Mr. Phillips holds a M.Acc. from the University of Florida and is a Certified Public Accountant.

Telzuit CEO, Donald Sproat, notes that "We are fortunate to have such qualified individuals to serve on our Board of Directors. We expect the combined experience and individual success of these men to translate into very tangible benefits for everyone associated with Telzuit. We imagine that their guidance and advice will be invaluable. Their oversight should be a comfort to all investors, and the relationships they have built with people and organizations over the years, and their earnest activity on behalf of the Company, should be a boon to all."

About  Telzuit  Medical  Technologies,  Inc.

Telzuit Medical Technologies, Inc., and its wholly-owned subsidiary, Telzuit Technologies, Inc. d/b/a BioPatch Systems, are dedicated to providing advanced mobile medicine for people worldwide. The first step in this mission will initially take the form of our state-of-the-art, FDA approved, Bio-Patch
Wireless Heart Monitor. This is a full 12-lead, completely wireless, Holter monitor, which is new to the marketplace. Telzuit anticipates that the product will be available to patients and physicians during the 2005 calendar year.

Telzuit is also building its own dedicated intranet as a platform to handle several of the products it will be releasing, including its initial product, the Bio-Patch Wireless Heart Monitor. More information on Telzuit, its business model, and its products can be found on its website: http://www.telzuit.com.

The corporate offices of Telzuit are located at 5422 Carrier Drive, Suite 306, Orlando, FL 32819. Questions may be addressed to James Tolan, Senior Vice President of Business Development, at 407-354-1222.

Forward Looking Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the medical industry, customer acceptance of products, and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Telzuit results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and Telzuit undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:
     Telzuit Medical Technologies, Inc.
     James Tolan, 407-354-1222

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